VMware to Announce Second Quarter Financial Results on
Tuesday, July 21, 2015

PALO ALTO, Calif, -- July 7, 2015 -- VMware, Inc. (NYSE: VMW), a global leader in cloud infrastructure and business mobility, plans to announce second quarter 2015 financial results after market close on Tuesday, July 21, 2015. The company will host a conference call at 2:00 p.m. PT/5:00 p.m. ET that day to review financial results and business outlook. A live web broadcast of the event will be available on the VMware Investor Relations website at http://ir.vmware.com. The replay of the webcast will be available for two months.

VMware expects to report non-GAAP total revenue for Q2 2015 that excludes the recently announced settlement with the Department of Justice (DOJ) and General Services Administration (GSA) for $75.5 million, which was paid in cash in Q2 2015.This payment will be recorded as a reduction of total revenues and GAAP EPS in VMware’s Q2 2015 financial statements. The settlement will have no effect on non-GAAP revenue or non-GAAP EPS, but was not reflected in VMware’s previously provided cash flow guidance for 2015. VMware expects its Q2 2015 non-GAAP total revenue to be in-line with its previously issued total revenue guidance of between $1.58 billion and $1.60 billion and expects its Q2 2015 non-GAAP EPS to be in-line with its previously issued guidance of between $0.90-0.92.

About VMware

VMware is a leader in cloud infrastructure and business mobility. Built on VMware's industry-leading virtualization technology, our solutions deliver a brave new model of IT that is fluid, instant and more secure. Customers can innovate faster by rapidly developing, automatically delivering and more safely consuming any application. With 2014 revenues of $6 billion, VMware has more than 500,000 customers and 75,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

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Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding expected non-GAAP total revenue and non-GAAP EPS for Q2 2015. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. VMware’s expectations about its quarterly results are based on preliminary information about Q2 2015 and are subject to revision. Although the quarter is now completed, VMware is still in the early stages of its standard financial reporting closing procedures. Accordingly, as VMware completes its normal quarter-end closing and review processes, actual results could differ materially from its preliminary estimates. Factors that could cause VMware’s actual results to differ materially from those contemplated by these forward-looking statements include: inaccurate data or assumptions; unforeseen expenses; changes in estimates or judgments related to tax liabilities; potential goodwill impairments; potential litigation, bad debts or other contingencies; and facts or circumstances affecting the application of VMware’s critical accounting policies, including revenue recognition.  These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Additional Information
VMware's website is located at www.vmware.com, and its investor relations website is located at
http://ir.vmware.com. VMware's goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about VMware's products, services and competitive strategies; webcasts of our quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on VMware's financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

Contacts:

Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267

Michael Thacker
VMware Global Communications
mthacker@vmware.com
650-427-4454